Exhibit 99

STEINER LEISURE LIMITED
Post Office Box N-9306
Suite 104A
Nassau, The Bahamas

For Release: IMMEDIATELY

Contact:    Leonard I. Fluxman, President and Chief Executive Officer (305) 358-9002, ext. 215

Steiner Leisure Limited Announces Fourth Quarter and 2003 Financial Results

NASSAU, THE BAHAMAS, February 26, 2004 - Steiner Leisure Limited (NASDAQ: STNR) today announced financial results for the fourth quarter and year ended December 31, 2003.

Steiner Leisure's revenues for the fourth quarter ended December 31, 2003 rose 16.5% to $74.6 million from $64.0 million during the comparable quarter in 2002 (excluding our discontinued day spa operations). Income from continuing operations, before discontinued operations and cumulative effect of a change in accounting principle for the fourth quarter, was $6.5 million compared with $4.6 million for the same quarter in 2002.

Earnings per share before discontinued operations and cumulative effect of a change in accounting principle for the fourth quarter ended December 31, 2003 was $0.39 per share, compared with $0.29 per share for the comparable quarter in 2002. The earnings per share data are presented on a diluted basis.

Revenues for the year ended December 31, 2003, rose 12.3% to $280.6 million from $249.8 million in 2002 (excluding our discontinued day spa operations). Income from continuing operations, before discontinued operations and cumulative effect of a change in accounting principle for the year ended December 31, 2003 was $24.0 million compared with $21.6 million in 2002.

Earnings per share before discontinued operations and cumulative effect of a change in accounting principle for the year ended December 31, 2003 was $1.44 per share, compared with $1.33 per share in 2002. The earnings per share data are presented on a diluted basis.

Leonard I. Fluxman, President and Chief Executive Officer of Steiner Leisure, commented "We continued to see strong execution and performance in each of our segments in the fourth quarter. We are pleased with our earnings growth and strong cash flow generated in 2003".

Steiner Leisure Limited is a worldwide provider of spa services. The Company's operations include spas and salons on 109 cruise ships, and in 59 resort spas and two luxury day spas. Our cruise line and land-based resort customers include Carnival Cruise Line, Celebrity Cruises, Crystal Cruises, Disney Cruises, Holland America Lines, Kerzner International, Marriott, Norwegian Cruise Lines, Park Place Entertainment, Princess Cruises and Royal Caribbean Cruise Lines. Our Elemis Limited subsidiary manufactures its Elemis® brand products for use in our cruise ship and land-based spas. This top quality European line of beauty products is also distributed worldwide to exclusive hotels, salons, health clubs and destination spas. Elemis®, as well as other Steiner private label products, including La Therapie®, Ionithermie, and Steiner Hair Care, are available at www.timetospa.com.

Steiner Leisure also owns and operates three post secondary schools (comprised of a total of seven campuses) located in Miami, Fort Lauderdale, Orlando and Sarasota, Florida; Baltimore, Maryland; York, Pennsylvania and Charlottesville, Virginia. Offering degree and non-degree programs in massage therapy and skin care, these schools train and qualify spa professionals for health and beauty positions within the Steiner family of companies or other industry entities.

The Company will be holding a conference call at 11:00 am (EST) on Friday, February 27, 2004. Clive E. Warshaw, Chairman of the Board, and Leonard I. Fluxman, President and Chief Executive Officer, will discuss the contents of this press release.

If you wish to participate in this conference call, please call (706) 679-5917 for domestic and international calls approximately ten minutes before the scheduled time and the moderator is Clive Warshaw. This call is available for replay from Friday, February 27, 2004 (approximately 3 hours after the call takes place) until Friday, March 5, 2004 at 5:00 pm. You may reach it by dialing (706) 645-9291 for both domestic and international calls. The Conference ID# is 5486364.

SELECTED FINANCIAL DATA

($ in thousands, except per share data)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenues:
Services	$51,242	$44,128	$195,731	$172,084
Products	23,372	19,897	84,843	77,741
Total revenues	74,614	64,025	280,574	249,825

Cost of Sales:
Cost of services	41,238	35,970	157,476	137,189
Cost of products	17,549	14,855	63,598	58,239
Total cost of sales	58,787	50,825	221,074	195,428
Gross profit	15,827	13,200	59,500	54,397

Operating Expenses:
Administrative	4,026	4,038	14,508	13,399
Salary and payroll taxes	4,173	2,941	16,789	13,355
Total operating expenses	8,199	6,979	31,297	26,754
Income from continuing operations	7,628	6,221	28,203	27,643

Other Income (Expense):
Interest expense	(741)	(878)	(3,392)	(3,714)
Equity and minority interest	19	235	276	(751)
Other income	17	24	510	130
Total other income (expense)	(705)	(619)	(2,606)	(4,335)

Income from continuing operations before provision for income taxes, discontinued operations and cumulative effect of a change in accounting principle	6,923	5,602	25,597	23,308

Provision for income taxes	411	953	1,615	1,670

Income from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	6,512	4,649	23,982	21,638

Loss from discontinued operations (which includes loss on disposal in 2003 of $32 and $1,674 for the three months and year ended December 31, 2003, respectively and $14,406 for 2002), net of taxes	(291)	(16,859)	(3,560)	(24,384)

Cumulative effect of a change in accounting principle, net of taxes	--	--	--	(29,644)

Net income (loss)	$6,221	$(12,210)$	20,422	$(32,390)

Income (loss) per share-Basic:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.40	$0.29		$1.46	$1.36
Loss from discontinued operations	(0.02)	(1.05)		(0.22)	(1.53)
Cumulative effect of a change in accounting principle	--	--		--	(1.86)
	$0.38	$(0.76	) $	1.24	$(2.03)

Income (loss) per share-Diluted:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.39	$0.29		$1.44	$1.33
Loss from discontinued operations	(0.02)	(1.05)		(0.21)	(1.51)
Cumulative effect of a change in accounting principle	--	--		--	(1.82)
	$0.37	$(0.76	) $	1.23	$(2.00)

Weighted average shares outstanding:
Basic	16,464	15,984		16,415	15,935
Diluted	16,837	16,120		16,668	16,212

STATISTICS

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002

Average number of ships served[1]:	103	101	103	100
Spa	68	62	67	60
Non-Spa	35	39	36	40

Average total number of staff on ships served:	1,386	1,220	1,333	1,187
Spa	1,128	986	1,088	948
Non-Spa	258	234	245	239

Revenue per staff per day[2]:	$393	$395	$392	$397
Spa	$420	$426	$418	$428
Non-Spa	$273	$266	$272	$274

Average weekly revenues:	$36,999	$33,351	$35,604	$33,005
Spa	$48,735	$47,073	$47,585	$47,589
Non-Spa	$14,130	$11,260	$13,088	$11,375

Average number of land-based spas operated[3,4,5]	48	46	48	46

Average weekly land-based spas revenues[5]	$22,714	$18,766	$21,528	$18,849

Total schools revenues[6]	$4,106,000	$3,939,000	$16,561,000	$16,606,000

Total wholesale and retail product revenues	$6,153,000	$4,389,000	$19,776,000	$15,619,000

_____________

1 Average number of ships served reflects the fact that during the period ships were in and out of service and, accordingly, the number of ships served during the year varied.

2 Revenue includes all sales of services and products on ships. Staff includes all shipboard employees. Per day refers to each day that a cruise ship is in service.

3 Excludes the effect of eleven land-based resort spas that we operate through a joint venture in which we own a 49% interest.

4 Average number of land-based day spas operated reflects the fact that during the period spas were opened or closed and, accordingly, the number of spas served during the period varied.

5 Includes resort spas and two spas referred to as "day spas" in statistical presentations prior to 2003.

6 Includes $139,000 and $132,000 for the three months ended December 31, 2003 and 2002, respectively, and $669,000 and $692,000 for the year ended December 31, 2003 and 2002, respectively, relating to our shipboard staff training school near London, England.